Exhibit 99.1

Muscle Maker, Inc. Posts Shareholder Update

Company Details Key Highlights of Recently Announced Agreement with AGGIA LLC FZ

Fort Worth, Texas, December 8, 2022– Muscle Maker, Inc. (Nasdaq: GRIL), the parent company of Muscle Maker Grill restaurants, Pokemoto Hawaiian Poke, SuperFit Foods meal prep and its newest subsidiary, Sadot LLC, today announced the posting of a shareholder update recording and corresponding transcript. The update reviews the recently announced agreement with AGGIA, including frequently asked questions and key highlights of the agreement, such as:

-	Diversification of the Company
-	Potential financial impact on the Company
-	Pay for performance structure based strictly on AGGIA generating net income for Sadot
-	AGGIA earns shares, based on net income generated, at a premium per share price of $1.5625
-	AGGIA can earn up to 14,424,275 shares of common stock equating to generating $22,537,929 of net income
-	AGGIA rights to nominate new board members based on net income thresholds
-	Muscle Maker continues to focus on current strategy of growth through franchising
-	Certain provisions of the Agreement requires shareholder approval

Michael Roper, Muscle Maker’s CEO, commented “we announced the AGGIA agreement on November 18th. Based on questions received, we felt it best to put together a more comprehensive review for our shareholders. We have provided both a pre-recorded message and transcript which are posted on our website for everyone to access.”

Roper continued, “this is a unique opportunity for Muscle Maker. We get to partner with industry experts in international commodity, merchandising and shipping who have been successful in the past building significant agricultural businesses. The agreement is based on a pay-for-performance structure. AGGIA only earns shares of common stock based on our new subsidiary, Sadot LLC, generating net income. Shares earned are calculated at a premium of $1.5625 per share. We were attracted to this structure as it is performance driven, providing for compensation only if net income is generated.”

Roper continued, “another unique component about this opportunity is while we build the more diversified company, the current Muscle Maker team will be able to remain focused on the franchising and growth strategy and continue to grow the Pokemoto franchise business model. Nothing changes regarding our current growth strategy focused on expanding the Pokemoto brand.”

To access the pre-recorded message or transcript, visit:

https://musclemakergrill.com/investor-relations/events-presentations/

About Muscle Maker Grill Restaurants

Muscle Maker, Inc. is the parent company of “healthier for you” brands delivering high-quality healthy food options to consumers through traditional and non-traditional locations such as military bases, universities, delivery and direct to consumer ready-made meal prep options. Brands include Muscle Maker Grill restaurants, Pokemoto Hawaiian Poke and SuperFit Foods meal prep. Our menus highlight healthier versions of traditional and non-traditional dishes and feature grass fed steak, lean turkey, chicken breast, Ahi tuna, salmon, shrimp, tofu and plant-based options. For more information on Muscle Maker, Inc., visit www.musclemakergrill.com, for more information on Pokemoto visit www.pokemoto.com or for more information on SuperFit Foods visit www.superfitfoods.com.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing

marketing@musclemakergrill.com

Investor Relations:

IR@musclemakergrill.com